MILLENIUM HOLDING GROUP, INC.
                             Unaudited Balance Sheet
                              For the period ending
                                 April 22, 2000


                                     ASSETS
ASSETS
  Insurance agency                                                  $    20,379
  Reinstatement costs                                                    18,945
  Proprietary insurance products                                        734,218
  Overriding royalty interests, Rusk and Harrison
   Counties, Texas                                                            1
                                                                    -----------
        Total Assets                                                    773,543
                                                                    -----------

TOTAL ASSETS                                                        $   773,543
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Accrued wages                                                     $    33,750
  Accrued payroll taxes                                                   4,032
  Accrued office expenses                                                   863
  Accrued professional fees                                               5,171
  Accounts payable - stockholder                                         32,394
                                                                    -----------
        Total Liabilities                                                76,210
                                                                    -----------

TOTAL LIABILITIES                                                        76,210
                                                                    -----------
STOCKHOLDERS' EQUITY
  Common stock, $.05 par value, 50,000,000 shares
   authorized, 11,386,904 shares issued and outstanding               1,168,847
  Paid-in capital                                                     2,082,375
  Retained earnings (deficit)                                           (51,068)
  Deficit accumulated during the development stage                   (2,502,821)
                                                                    -----------
        Total Stockholders' Equity                                      697,333
                                                                    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $   773,543
                                                                    ===========

See accompanying notes to financial statements.

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
                          MILLENIUM HOLDING GROUP, INC.
                          Unaudited Statement of Income
                         For the period April 1 through
                                 April 22, 2000


REVENUES
  Insurance agency's commissions, overrides, renewals,
   or service fees                                                     $    241
                                                                       --------

        Total Revenues                                                      241

EXPENSES
  Salaries and wages                                                     30,000
  Payroll tax expense
  Office expenses
  Professional fees                                                      13,583
                                                                       --------
TOTAL EXPENSES                                                           51,309
                                                                       --------

NET INCOME (LOSS)                                                      $(51,068)
                                                                       ========

See accompanying notes to financial statement.

                          MILLENIUM HOLDING GROUP, INC.
             Unaudited Statement of Changes in Stockholders' Equity
                              For the period ending
                                 April 22, 2000



                                          Common Stock                  Retained   Deficit from
                                   -----------------------    Paid-in   Earnings   Development
                                      Shares       Amount     Capital   (Deficit)     Stage        Totals
                                   ----------   ----------  ----------  ---------  -----------   ---------
BALANCES, December 31, 1999           704,869   $1,094,406  $1,402,219  $          $(2,502,821)  $  (6,196)
  Stock for professional services     100,000
  Acquisition of assets for stock   1,468,436       73,422     660,796                             734,218
  5 for 1 forward stock split       9,093,220
  Acquisition of insurance agency      20,379        1,019      19,360                  20,379
  Net activity                                                           (51,068)                  (51,068)
                                   ----------   ----------  ----------  --------   -----------   ---------
BALANCES                           11,386,904   $1,168,847  $2,082,375  $(51,068)  $(2,502,821)  $ 697,333
                                   ==========   ==========  ==========  ========   ===========   =========


See accompanying notes to financial statements.

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
                          MILLENIUM HOLDING GROUP, INC.
                        Unaudited Statement of Cash Flows
                              For the period ending
                                 April 22, 2000


Net income (loss)                                                      $(51,068)

Adjustments to reconcile net income to net cash
 provided by operating activities
  (Increase) decrease in
  Prepaid expenses                                                            0
  (Decrease) increase in
    Accrued wages                                                        30,000
    Accrued payroll taxes                                                 3,584
    Accrued office expenses                                                 863
    Accrued professional fees                                             5,171
    Accounts payable - stockholder                                       11,450
                                                                       --------
       Total adjustments                                               $ 51,068
                                                                       --------

CASH FLOWS FROM OPERATING ACTIVITIES                                   $      0
                                                                       --------

CASH FLOWS FROM INVESTING ACTIVITIES                                   $      0
                                                                       --------

CASH FLOWS FROM FINANCING ACTIVITIES                                   $      0
                                                                       --------

NET INCREASE (DECREASE) IN CASH                                        $      0
                                                                       --------

CASH, beginning of period                                              $      0
                                                                       --------

CASH, end of period                                                    $      0
                                                                       ========


See accompanying notes to financial statements.

                          MILLENIUM HOLDING GROUP, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1. ACQUISITIONS


     The  unaudited   financial   statements   have  the   following   completed
     acquisition:

     HAM CONSULTING SERVICES: These financial statements include the completed acquisition of Consulting Services as of April 1, 2000. Ham Consulting Services (dba Consulting Services) is an operating insurance brokerage agency, which was established in 1980. This insurance brokerage agency has been revenue producing and operational for twenty years and is an on-going concern. The agency receives commissions, overrides, renewals or service fees from seven major insurance carriers. Consulting Services services individual life insurance accounts, writes new business, provides branch office services and administration to independent agents and agencies, and other services typical of an independent branch office brokerage insurance agency.

NOTE 2. BALANCE SHEET

     CURRENT LIABILITIES: Accrued wages, payroll taxes, and account payable - stockholder are from Millenium's operations. Office expenses and professional fees relate to both Millenium's and Ham Consulting Services' operations.

     STOCKHOLDERS' EQUITY: The stockholders' equity section includes the 20,379 shares issued to Richard Ham at $1.00 per share, which is three times the annual revenue of the insurance agency.

NOTE 3. STATEMENT OF INCOME

     REVENUES: The commissions, overrides, renewals and service fees are from the insurance agency's current revenue from the purchase acquisition date of April 1, 2000 to April 22, 2000.

     EXPENSES:  Salaries and wages,  payroll tax expense,  relate to Millenium's
     operations.   Office  expenses  and   professional   fees  relate  to  both
     Millenium's and the insurance agency's operations.


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